As filed with the Securities and Exchange Commission on May 9, 2000


                                               Registration No. 333-____________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                        N-VIRO INTERNATIONAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                              34-1741211
(State of other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                         3450 Central Avenue, Suite 328
                               Toledo, Ohio 43606
                             Telephone: 419-535-6374
          (Address and telephone number of principal executive offices)


     AMENDED AND RESTATED N-VIRO INTERNATIONAL CORPORATION STOCK OPTION PLAN
                              (Full Title of Plan)

      J. Patrick Nicholson                        Copy to:
      Chairman of the Board, CEO                  James F. White, Jr.,  Esq.
      and President                               Shumaker, Loop & Kendrick, LLP
      N-Viro International Corporation            North Courthouse Square
      3450 Central Avenue, Suite 328              Toledo, Ohio 43624
      Toledo, Ohio 43606                          (419) 241-9000
      (419) 535-6374

                       (Name, Address and Telephone Number
                              of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

==========================================================================================================
    TITLE OF                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
   SECURITIES                 AMOUNT TO        OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
TO BE REGISTERED            BE REGISTERED        PER SHARE*              PRICE*           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share              600,000 shares        $4.8125              $2,887,500               $852
==========================================================================================================

* Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average of the high and low prices for the Registrant's Common Stock reported on the Nasdaq Smallcap Stock Market on May 4, 2000.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents previously filed by N-Viro International Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     1. Annual Report on Form 10-K for the year ended December 31, 1999.

     2. The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registration Statement on Form 8-A of the Company filed pursuant to Section 12 of the Exchange Act, including all amendments and reports updating such description.

            All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of each such document.

            Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.

            Not applicable. The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The Company's legal counsel, Shumaker, Loop & Kendrick, LLP, of Toledo, Ohio, is giving the Company an opinion upon the legality of the issuance of the shares of Common Stock being offered hereby.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article 9 of the Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL"), as the same may be amended and supplemented, indemnify each director and officer of the Company from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled to under any bylaw, agreement, vote of stockholders, vote of disinterest directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the DGCL.

            The Company's By-Laws (the "By-Laws") provide that the Company shall indemnify, to the extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, partner or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgements, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.


ITEM 8. EXHIBITS.

            The following are filed herewith as part of this Registration
Statement:


    EXHIBIT NO.                            EXHIBIT
    -----------                            -------

    3.1 Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, Reg. No. 33-62766).*

    3.2 By-Laws of the Company (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, Reg.
                    No. 33-62766).*

    4.1 Amended and Restated N-Viro International Corporation Stock Option Plan (previously filed as Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                    March 31, 1998).*

    5.1 Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

    23.1            Consent of Hausser + Taylor, LLP, independent auditors.

    23.2            Consent of McGladrey & Pullen, LLP, independent auditors.

    23.3 The consent of Shumaker, Loop & Kendrick, LLP, to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

    24.1            Powers of Attorney

* Previously filed with the Commission and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Company hereby undertakes to deliver or cause to be delivered with the Prospectus to each Director to whom the Prospectus is sent or given, a copy of the Company's Annual Report to Stockholders for its last fiscal year, unless such Director otherwise has received a copy of such Annual Report, in which case the Company shall state in the Prospectus that it will promptly furnish, without charge, a copy of such Annual Report on written request of the Director. If the last fiscal year of the Company has ended within 120 days prior to the use of the Prospectus, the Annual Report of the Company for the preceding fiscal year may be so delivered, but within such 120 day period the Annual Report for the last fiscal year will be furnished to each such Director.

     The Company also undertakes to deliver or cause to be delivered to all Directors participating in the Company's Stock Plan for Non-Employee Directors who do not otherwise receive such material, copies of all reports to stockholders, proxy statements and other communications distributed to its security holders generally, such material to be sent or delivered no later than the time it is sent to security holders.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 8th day of May, 2000.


                N-VIRO INTERNATIONAL CORPORATION

                By: /s/ J. Patrick Nicholson
                    ------------------------
                    J. Patrick Nicholson
                    Chairman of the Board, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons (or by their designated attorney-in-fact) in the capacities and on the dates indicated.


          SIGNATURE                            TITLE                    DATE
          ---------                            -----                    ----

/s/ J. Patrick Nicholson        Chairman of the Board,               May 8, 2000
------------------------------  Chief Executive
J. Patrick Nicholson            Officer and Director



/s/ Terry J. Logan              President, Chief Operating           May 8, 2000
------------------------------  Officer and Director
Terry J. Logan, Ph. D.


/s/ James K. McHugh             Chief Financial Officer, Secretary   May 8, 2000
------------------------------  and Treasurer
James K. McHugh


                                Director                             May 8, 2000
------------------------------
Bobby B. Carroll*


                                Director                             May 8, 2000
------------------------------
B.K. Wesley Copeland*


                                Director                             May 8, 2000
------------------------------
Daniel J. Haslinger*


                                Director                             May 8, 2000
------------------------------
Wallace G. Irmscher*


                                Director                             May 8, 2000
------------------------------
Charles B. Kaiser, Jr.*


                                Director                             May 8, 2000
-------------------------------
Michael G. Nicholson*


                                Director                             May 8, 2000
-------------------------------
James D. O'Neil*


*By: /s/ James K. McHugh
     ---------------------------------
     James K. McHugh, Attorney-in-Fact

                                  EXHIBIT INDEX


            The following exhibits are filed herewith as part of this registration statement:

EXHIBIT NO.                                EXHIBIT                          PAGE
----------                                 -------                          ----

   3.1 Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, Reg. No. 33-62766).*

   3.2 By-Laws of the Company (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, Reg. No. 33-62766).*

   4.1 Amended and Restated N-Viro International Corporation Stock Option Plan (previously filed as Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).*

   5.1 Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

   23.1           Consent of Hausser + Taylor, LLP, independent auditors.

   23.2           Consent of McGladrey & Pullen, LLP, independent auditors.

   23.3 The consent of Shumaker, Loop & Kendrick, LLP, to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as
                  Exhibit 5.1.

   24.1           Powers of Attorney

* Previously filed with the Commission and incorporated herein by reference.